POWER OF ATTORNEY

RE

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Know all men by these presents, that I, Raymond L. McFeetors, a Member and Chairman of the Board of Directors of Great-West Life & Annuity Insurance Company, a Colorado corporation, do hereby constitute and appoint each of R.G. Schultz and G.R. Derback as my true and lawful attorney and agent for me and in my name and on my behalf to, individually and without the concurrence of the other attorney and agent, sign my name, in my capacity as a Member and Chairman of the Board of Directors of Great-West Life & Annuity Insurance Company, on Form 10-K Annual Reports of Great-West Life & Annuity Insurance Company to be filed with the Securities and Exchange Commission from time to time, and to any and all amendments thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of February, 2009.

/s/ Raymond L. McFeetors
Member and Chairman
Of the Board of Directors of
Great-West Life & Annuity Insurance Company

Witness:

/s/ Richard G. Schultz

Signature

Richard G. Schultz

Name (Printed)